UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 24, 2020

(Date of earliest event reported)

IBM CREDIT LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55786	22-2351962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

North Castle Dr Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-765-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 24, 2020, IBM Credit LLC (“IBM Credit”) entered into a Receivables Purchase Agreement (the “Agreement”) with Banco Santander S.A., pursuant to which IBM Credit may sell up to $3 billion of its IBM short-term Commercial Financing receivables at any one time, on a revolving basis. The transfers of these receivables are expected to qualify as true sales and will begin in December in the United States and Canada. Sales are expected to expand to certain other countries through the first half of 2021. The initial term of the Agreement is three years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Receivables Purchase Agreement, dated as of December 24, 2020, by and between IBM Credit LLC and Banco Santander S.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 31, 2020

	By:	/s/ Adam Wilson
		Name:	Adam Wilson
		Title:	Vice President, Finance